Exhibit 10.09

                             Stock Option Agreement

This Stock Option Agreement (the "Agreement") is made and entered into by and between American Independent network, Inc., a Delaware Corporation (the "Company"), and James A. Ryffel, an individual ("Ryffel").

                             Introductory Provision

Ryffel is a nominee for Director of the Company in the upcoming annual meeting of shareholders and is a beneficial interest in Company stock currently owned by Hispano Television Ventures, Inc.

The Company lacks the liquidity to meet its current operating obligations including the on payment of payroll, rent, electricity, phone, legal, etc. And lacks the credit capacity to secure a loan to raise the necessary funds from a third party banking institution to meet these obligations.

The Company believes that it is in the best interest of the Company to enter into an agreement with Ryffel which will facilitate a bank loan that will bring in an infusion of $5000,000 cash to the Company to meet its current operating obligations. The Company has agreed to utilize the credit capacity of Ryffel as a guarantor of bank indebtedness with Bank One, N.A.

The Company acknowledges its ability to secure a bank loan from Bank One was based solely upon Mr. Ryffel providing a personal guarantee to the bank.

                                   Agreements

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the purposes and intents expressed in this Agreement, and for other separate and valuable consideration, the Company and Ryffel agree as follows:

The Board of Directors and The Company in return for and as consideration for Mr. James A. Ryffel providing a personal guarantee to Bank One, N.A. hereby approves the issuance to Mr. Ryffel the following stock option:

     1) If the bank loan is repaid within 90 days of the funding of the loan, an option granting Mr. Ryffel the right to acquire 500,000 shares of Company stock at an option price of $.20 per share is awarded. This Option is exercisable any time within 2 years of funding of the loan.

     2) If the bank loan has not been repaid within the 90 days and its repayment occurs within 90 to 120 days, an option granting Mr. Ryffel the right to acquire 500,000 shares of Company stock at an option price of $.10 per share is awarded. This option is exercisable any time within 2 years of funding of the loan.

     3) If the bank loan has not been repaid within the 120 days, an option granting Mr. Ryffel 500,000 shares of Company stock at an option price of $.01 per share is awarded as consideration for guaranteeing the Company's loan.

                                  Miscellaneous

This Agreement contains the full and complete agreement of the parties hereto. In any case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions thereof and this Agreement shall be construed as if such invalid, or unenforceable provision had never been contained herein.

This Agreement shall be construed under and in accordance with laws of the State of Texas, and all obligations contained herein shall be performable in Tarrant County, Texas.

This Agreement may be executed in multiple counterparts, by one or more signatories, separately and each of such counterparts shall be deemed an original for all purposes, and all such signed counterparts shall constitute but one and the same instrument.

For purposes of the parties' execution of this Agreement, it is expressly agreed that a facsimile or telecopy of a party's signature hereto shall be as valid, binding and enforceable as the original.

Executed this 8th day of November, 1999.

        /S/ RANDY MOSELEY
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By:       RANDY MOSLEY                    By:     /S/ JAMES A. RYFFEL
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Title:    CHIEF FINANCIAL OFFICER         Title:
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